Exhibit 10.31

SUBLEASE AGREEMENT

1.                                      Parties

THIS AGREEMENT, made this 19th day of November, 1999, by and between Sinclair Broadcast Group, Inc. (hereinafter called Lessor and/or Sinclair), of the one part, and ACRODYNE INDUSTRIES, INC. (hereinafter called Lessee), of the other part.

2.                                      Premises.

PBP-3, LP (“PBP”) owns a parcel of real property consisting of approximately 74 +/- acres (the “Land”). The Land is certain property owned by PBP known as Providence Business Center located on Hollow Road, Upper Providence Township, Montgomery County, Pennsylvania (the “Business Center”), all as shown on the plan attached hereto as Exhibit “A” and made a part hereof. PBP intends to construct on a portion of the Land a building approximately 60,000 s.f. (the “Building”) and such other improvements to be constructed thereon. Pursuant to a Lease Agreement dated on or about the date of this Agreement (the “Sinclair Lease”), PBP intends to lease to Sinclair approximately 44,000 s.f. of the Building (the “Demised Premise”). Pursuant to this Agreement, Sinclair hereby subleases the Demised Premises to Lessee.

3.                                    Term.

The Term shall commence on the Commencement Date, as such term is defined in the Sinclair Lease.

4.                                      Rent Schedule.

Lessee shall pay to Lessor base rent during the Term thereof, without notice or demand, in monthly installments as set forth herein, in advance, by wire transfer, same day funds, to:

Bank of America – MD

ABA: 052-001-633

Acct: Sinclair Broadcast Group, Inc.

Acct#: 002003415734

on the first (1st) day of each calendar month of the Term, at Lessor’s address as set forth herein.  If the Term commences other than on the first (1st) day of a calendar month, then the installment of base rent for the first and last calendar months of the Term shall be adjusted proportionately. The base rent shall be as follows:

	MONTHLY	ANNUAL
YEAR 1:	30,000.00	360,000.00
YEAR 2:	30,900.00	370,800.00
YEAR 3:	31,827.00	381,924.00
YEAR 4:	32,781.75	393,381.00
YEAR 5:	38,282.75	459,393.00
YEAR 6:	39,397.00	472,764.00
YEAR 7:	40,544.75	486,537.00
YEAR 8:	41,726.83	500,722.00
YEAR 9:	42,944.33	515,332.00
YEAR 10:	44,198.42	530,381.00
YEAR 11:	45,490.17	545,882.00
YEAR 12:	46,820.67	561,848.00
YEAR 13:	48,191.00	578,292.00
YEAR 14:	49,602.50	595,230.00
YEAR 15:	51,806.33	612,676.00

4.                                      Place of Payment.

All rent shall be payable without prior notice or demand at the office of Lessor as set forth below, or, at such other place as Lessor may from time to time designate by notice in writing.

5.                                      Agency.

It is hereby expressly agreed and understood that Continental Realty Co., Inc., Smith Mack & Company and Hayden Real Estate are acting as agents only and shall not in any event be held liable to the Lessor or to Lessee for the fulfillment or non-fulfillment of any of the terms or conditions of this lease, or for any action or proceedings that may be taken by the Lessor against Lessee, or by Lessee against the Lessor.

6.                                      Termination of Lease.

This Lease shall be terminated by Lessee’s assumption of the status of Lessee under the Sinclair Lease, as provided in the Sinclair Lease.

It is also hereby mutually agreed that either party hereto may terminate this lease at the end of said term or any renewal term established under Section 38 of this lease by giving to the other party written notice thereof at least six months prior thereto, but in the absence of such notice, this lease shall continue upon the same terms and conditions in force immediately prior to the expiration of the term hereof as are herein contained for a further period of 120 days and so on from 120 days to 120 days unless or until terminated by either party hereto, giving the other 120 days written notice of termination previous to expiration of the then current term; PROVIDED, however, that should this lease be continued for a further period under the terms hereinabove mentioned, any allowances given Lessee on the rent during the original term shall not extend beyond such original term, and further provided, however, that if Lessor shall have given such written notice prior to the expiration of any term hereby created, of his intention to change the terms and conditions of this lease, and Lessee shall not within 120 days from such notice notify Lessor of Lessee’s intention to vacate the Demised Premises at the end of the then current term, Lessee shall be considered as Lessee under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Lessee shall give notice, as stipulated in this lease, of intention to vacate the Demised Premises at the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on the date designated by such notice, then it is expressly agreed that Lessor shall have the option either (a) to disregard the notice so given as having no effect, in which case all the terms and conditions of this lease shall continue thereafter with full force precisely as if such notice had not been given, or (b) Lessor may, at any time within thirty days after the present term or any renewal or extension thereof, as aforesaid, give the said Lessee ten days written notice of his intention to terminate the said lease; whereupon the Lessee expressly agrees to vacate said premises at the expiration of the said period of ten days specified in said notice. All powers granted to Lessor by this lease may be exercised and all obligations imposed upon Lessee by this lease shall be performed by Lessee as well during any extension of the original term of this lease as during the original term itself.

7.                                      Security Deposit.

Lessee does herewith deposit with Lessor the sum of thirty thousand ( $30,000.00 ) dollars to be held as security for the full and faithful performance by Lessee of Lessee’s obligations under this Lease and for the payment of damages to the Demised Premises. Except for such sum as shall be lawfully applied by Lessor to satisfy valid claims against Lessee arising from defaults under this lease or by reason of damages to the Demised Premises, the Security Deposit shall be returned to Lessee at the expiration of the term of this lease or any renewal or extension thereof without interest. It is understood that no part of any security deposit is to be considered as the last rental due under the terms of this lease.

8.                                      [INTENTIONALLY DELETED]

9.                                      Additional Rent.

(a)                                  Damages for Default.    Lessee agrees to pay as rent, in addition to the minimum rental herein reserved, any and all sums which may become due by reason of the failure of Lessee to comply with all of the covenants of this lease and any and all damages, costs and expenses which the Lessor may suffer or incur by reason of any default of the Lessee or failure on his part to comply with the covenants of this lease, and each of them, and also any and all damages to the Demised Premises caused by any act or neglect of the Lessee.

(b)                                  Taxes and Insurance.    Lessee shall pay as additional rent its proportionate share (73.33%) of real estate taxes assessed and its proportionate share (73.33%) of the property and liability insurance.

The cost for taxes and insurance shall be payable monthly by Lessee commencing the due date of first rental payment. Lessor shall establish the monthly amount due based on previous year’s bills and shall have the right to bill Lessee for any shortfall at the end of each calendar year. Lessor shall credit any overpayment from Lessee against future taxes and insurance costs to be due. Lessor shall deliver to Lessee copies of all tax bills addressed herein at the end of each calendar year.

(c)                                  Utilities.    Lessee shall be solely responsible for and promptly pay all charges for utilities including but not limited to heat, electricity, gas, water, sewer, telephone, or any other utility or other service rendered, used or consumed in the Demised Premises by Lessee, and service inspections made thereof. Lessee also accepts the responsibility for the connection and disconnection of these utilities and the maintenance thereof, in the event maintenance is required as a result of Lessee’s use, misuse, or abuse.

Charges for said herein mentioned utility consumption shall emanate either from the utility company if there is a meter to measure Lessee’s use of any such utility, or, if not, Lessor shall pay the utility company bills and charges would be paid by the Lessee to the Lessor for said utility consumption based on the proportionate share of space occupied by Lessee as compared to the total space within the building of which the Demised Premises is a part.

Lessee shall pay all such amounts within 15 days after receipt by Lessee of copies of bills. If any utility company delivers to Lessor a bill for any utility cost addressed herein, Lessor shall promptly deliver the bill or a copy thereof to Lessee as a precondition to Lessee’s obligation to payment thereof.

(d)                                  Common Area Maintenance.    During the term of this Lease, any renewals, extensions, or expansions thereof, Lessor shall be responsible for the common area maintenance, and repairs including but not limited to the macadam, outside lighting, snow removal, trash removal, landscaping, cleaning of debris, reasonable administration costs, and any and all other expenditures of Lessor actually incurred in connection with the operation, repair or maintenance of the Land, Building or Demised Premises, which are properly expended in accordance with generally accepted accounting principals consistently applied in the operation, maintenance and repair of office building facilities. The cost shall be prorated to the amount of space leased by the Lessee and shall be paid by the Lessee monthly. Lessee’s proportionate share is (73.33%) and Lessee shall pay all such amounts after receipt by Lessee of copies of bills. Lessor will calculate the expenses at the end of each calendar year, provide Lessee with a breakdown of expenses, and give a credit for any overpayment or bill for any shortfall in amount paid by Lessee. If there is a shortfall in amount paid, Lessee shall pay the amount of the shortfall within fifteen (15) days after receipt of the bill from Lessor or Lessor’s agent.

10.                               Affirmative Covenants of Lessee.

Lessee covenants and agrees that he will without demand:

(a)                                  Payment of Rent.    Pay the rent and all other charges herein reserved as rent at the times and at the place that the same are payable, without fail; and if Lessor shall at any time or times accept said rent or rent charges after the same shall have become delinquent, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as a waiver of any of Lessor’s rights.             Lessee agrees that any charge or payment herein reserved, included; or agreed to be treated or collected as rent and/or any other charges, expenses or costs herein agreed to be paid by Lessee may be proceeded for and recovered by Lessor by legal process in the same manner as rent due’ and in arrears.

(b)                                  Cleaning, Repairing, etc.    Keep the Demised Premises clean and free from all refuse; replace all glass windows, doors, etc. broken during the lease term and extensions thereof ; keep all drain and waste pipes open; repair all damage to plumbing and to the premises in general; keep. the same in good order and repair as upon. Lessor’s delivery; reasonable wear and tear and damage by accidental fire or other casualty not occurring through negligence of Lessee or those employed by or acting for Lessee alone excepted. The Lessee agrees to surrender the Demised Premises in the same condition in which Lessee has herein agreed to keep the same during the continuance of this Lease.

(c)                                  Requirements of Public Authorities.    Comply with any requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Lessee or his use of the Demised Premises, and save Lessor harmless from penalties, fines, costs or damages resulting from failure to do so.

(d)                                  Fire.    Use every reasonable precaution against fire.

(e)                                  Rules and Regulations.    Comply with reasonable rules and regulations of Lessor promulgated as hereinafter provided.

(f)                                    Surrender of Possession.    Peacefully deliver up and surrender possession of the Demised Premises to the Lessor at the expiration or sooner termination of this lease, promptly delivering to Lessor at his office all keys for the Demised Premises.

(g)                                 Notice of Fire, etc.    Give to Lessor prompt written notice of any accident, fire or damage occurring on or to the Demised Premises.

(h)                                 Agency on Removal.    The Lessee agrees that if, with the permission in writing of Lessor, Lessee shall vacate or decide at any time during the term of this lease, or any renewal thereof, to vacate the herein Demised Premises prior to the expiration of this lease, or any renewal thereof, Lessee will not cause or allow any other agent to represent Lessee in any sub-letting or relating of the Demised Premises other than an agent approved by the Lessor and that should Lessee do so, or attempt to do so, the Lessor may remove any signs that may be placed on or about the Demised Premises by such other agent without any liability to Lessor or to said agent, the Lessee assuming all responsibility for such action.

11.                               Negative Covenants of Lessee.

Lessee covenants and agrees that he or it will do none of the following things without first obtaining the consent, in writing of Lessor, which consent Lessor shall not unreasonably withhold, and without providing Lessor with reimbursement for any expenses incurred or incidental to Lessee’s proposed action.

(a)                                  Use of Premises.    Occupy the Demised Premises in any other manner or for any other purpose than as above set forth.

(b)                                  Assignment and Subletting.    Assign, mortgage or pledge this lease or under-let or sub-lease the Demised Premises, or any part thereof, or permit any other person, firm or corporation to occupy the Demised Premises, or any part thereof, nor shall any assignee or sub-lessee assign, mortgage or pledge this lease or such sub-lease, without an additional written consent by the Lessor and PBP, and without such consent no such assignment, mortgage or pledge shall be valid. If the Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Lessee or a bill in equity or other proceeding for the appointment of a receiver for the Lessee is filed, or if the real or personal property of the Lessee shall be sold or levied upon by any Sheriff, Marshal or Constable, the same shall be a violation of this covenant.

(c)                                  Signs.    Place or allow to be placed any stand, booth, sign or showcase upon the doorsteps, vestibules or outside walls or pavements of said Demised Premises, or paint, place, erect or cause to be painted, placed or erected any sign, projection or device on or in any part of the Demised Premises.  Lessee shall remove any sign, projection or device painted, placed or erected, if permission has been granted and restore the walls, etc., to their former conditions, at or prior to the expiration of this lease.  In any case of the breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this Lease) Lessor shall have the privilege of removing said stand, booth, sign, show case, projection or device, and restoring said walls, etc., to their former condition, and Lessee, at Lessor’s option, shall be liable to Lessor for any and all expenses so incurred by Lessor.

(d)                                  Alterations and/or Improvements.    Make any alterations, improvements, or additions to the Demised Premises. All alterations, improvements, additions or fixtures, whether installed before or after the execution of this lease, shall remain upon the Demised Premises at the expiration or sooner determination of this lease, and become the property of the Lessor, unless Lessor shall, prior to the termination of this lease, have given written notice to Lessee to remove the same, in which event Lessee will remove such alterations, improvements and additions and restore the Demised Premises to the same good order and condition in which they now are. Should Lessee fail so to do, Lessor may do so, collecting, at Lessor’s option, the cost and expense thereof from Lessee as additional rent.

Additionally, Lessee shall engage Lessor’s sprinkler contractor to perform any change to the existing sprinkler system or heads in the Demised Premises.

(e)                                  [INTENTIONALLY DELETED]

(f)                                    Weights.    Place any weights in any portion of the Demised Premises beyond the safe carrying capacity of the structure.

(g)                                 Fire Insurance.    Do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised

Premises, or any part thereof, or on the building of which the Demised Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of the execution of this lease, or employ any person or persons objectionable to the fire insurance companies or carry or have any benzine or explosive matter of any kind in and about the Demised Premises. In case of a breach of this covenant (in addition to all other remedies given to Lessor in case of the breach of any conditions or covenants of this Lease) Lessee agrees to pay Lessor as additional rent any and all increase or increases of premiums on insurance carried by Lessor on the Demised Premises, or any part thereof, or on the building of which the Demised Premises may be a part, caused in any way by the occupancy of Lessee.

(h)                                 Removal of Goods.    Remove, attempt to remove or manifest an intention to remove Lessee’s goods or property from or out of the Demised Premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Lessor for all rent which may become due during the entire term of this lease.

(i)                                    Vacate Premises.    Vacate or desert said Demised Premises during the term of this lease, or permit the same to be empty and unoccupied, without properly maintaining the Demised Premises and complying in all other respects with the terms of this Lease.

12.                               Lessor’s Rights.

Lessee covenants and agrees that Lessor and PBP shall have the right to do the following things and matters in and about the Demised Premises:

(a)                                  Inspection of Premises.    At all reasonable times personally or their duly authorized agents to go upon and inspect the (Demised Premises) and every part thereof, and/or at Lessor’s and PBP’s option to make repairs, alterations and additions to the Demised Premises or the building of which the Demised Premises is a part.

(b)                                  Rules and Regulations.    At any time or times and from time to time make such reasonable rules and regulations as may be necessary or desirable for the safety, care, and cleanliness of the Demised Premises and/or of the Building and/or of the Land. Such rules and regulations shall, when communicated in writing to Lessee, form a part of this lease.

(c)                                  Sale or Rent Sign/Prospective Purchasers or Lessees.    To display a “For Sale” sign at any time, and also, after notice from either party of intention to determine this lease, or at anytime within three months prior to the expiration of this lease, a “For Rent” sign, or both “For Rent” and “For Sale” signs; and all of said signs shall be placed upon such part of the premises as Lessor or PBP may elect and may contain such matter as Lessor or PBP shall require. Persons authorized by Lessor or PBP may inspect the premises at reasonable hours during the said periods.

(d)                                  Discontinue Facilities and Service.    Lessor or PBP may discontinue at any time, any or all facilities fiunished and services rendered by Lessor or PBP not expressly covenanted for herein or required to be furnished or rendered by law; it being understood that they constitute no part of the consideration for this lease.

13.                               Responsibility of Lessee.

(a)                                  Lessee agrees to relieve and hereby relieves the Lessor and PBP from all liability by reason of any injury or damage to any person or property in the Demised Premises, whether belonging to the Lessee or any other person caused by any fire, breakage, or leakage in any part or portion of the building of which the Demised Premises is a part or from water, rain or snow that may leak into, issue or flow from any part of the said Demised Premises, or of the building of which the Demised Premises is a part, from the drains, pipes, or plumbing work of the same, or from any place or quarter, unless such breakage, leakage, injury or damage be caused by or result from the negligence of Lessor or its servants or agents.

(b)                                 Lessee also agrees to relieve and hereby relieves the Lessor and PBP from all liability by reason of any damage or injury to any property or to Lessee or Lessee’s guests, servants or employees which may arise from or be due to the use, misuse or abuse of all or any of the elevators, hatches, openings, stairways, hallways of any kind whatsoever which may exist or hereafter be erected or constructed on the said premises or the sidewalks surrounding the building of which may arise from defective construction, failure of water supply, light, power, electric wiring, plumbing or machinery, wind, lightning, storm or any other cause whatsoever on the said premises or the building of which the Demised Premises is a part, unless such damage, injury, use, misuse or abuse be caused by or result from the negligence of the Lessor, its servants or agents.

14.                               Responsibility of Lessor.

(a)                                  Total Destruction of Premises.    In the event the Demised Premises are totally destroyed or so damaged by fire or other casualty that, in the opinion of a licensed architect retained by Lessor, the same cannot be repaired and restored within ninety days from the happening of such injury Lessee or Lessor shall have the option to terminate this lease and the rent shall abate for the balance of the term.

(b)                                  Partial Destruction of the Premises.    If the damage be only partial and such that the Demised Premises can be restored, in the opinion of a licensed architect retained by Lessor, to approximately their former condition within ninety days from the date of the casualty loss Lessor may, at Lessor’s option, restore the same with reasonable promptness, reserving the right to enter upon the Demised Premises for that purpose.                                Lessor also reserves the right to enter upon the Demised Premises whenever necessary to repair damage caused by fire or other casualty to the building of which the Demised Premises is a part, even though the effect of such entry be to render the Demised Premises or a part thereof untenantable.  In either event the rent shall be apportioned and suspended during the time Lessor is in possession, taking into account the proportion of the Demised Premises rendered untenantable and the duration of Lessor’s possession. If a dispute arises as to the amount of rent due under this clause, Lessee agrees to pay the full amount claimed by Lessor, but Lessee shall have the right to proceed by law to recover the excess payment, if any.

(c)                                  Repairs by Lessor.    Lessor shall make such election to repair the premises or terminate this lease by giving notice thereof to Lessee at the leased premises within thirty days from the day Lessor received notice that the Demised Premises had been destroyed or damaged by fire or other casualty.

(d)                                  Damage for Interruption of Use.    Except to the extent hereinbefore provided, Lessor and PBP shall not be liable for any damage, compensation, or claim by reason of the necessity of repairing any portion of the building, the interruption in the use of the premises, any inconvenience or annoyance arising as a result of such repairs or interruption, or the termination of this lease by reason of damage or destruction of the premises.

15.                               Miscellaneous Agreements and Conditions.

(a)                                  Effect of Repairs on Rental.    No contract entered into or that may be subsequently entered into by Lessor with Lessee, relative to any alterations, additions, improvements or repairs, nor the failure of Lessor to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Lessor or his agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of the rent or said other charges at the time specified in the lease, except to the extent and in the manner hereinbefore provided.

(b)                                  Waiver of Custom.    It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor shall have the right at all times to enforce the covenants and provisions of this lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Lessor in refraining from so doing at any time or times; and, further, that the failure of Lessor at any time or times to enforce his rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this lease or as having in any way or manner modified the same.

(c)                                  Conduct of Lessee.    This Lease is granted upon the express condition that Lessee and/or the occupants of the premises herein leased shall not conduct themselves in a manner which is improper or objectionable, and if at any time during the term of this lease or any extension or continuation thereof Lessee or any occupier of the said premises shall have conducted himself in a manner which is improper or objectionable, Lessee shall be taken to have broken the covenants and conditions of this lease, and Lessor will be entitled to all of the rights and remedies granted and reserved herein, for the Lessee’s failure to observe all of the covenants and conditions of this lease.

(d)                                  Failure of Lessee to Repair.    In the event of the failure of Lessee promptly to perform the covenants of section 10(b) hereof, Lessor may go upon the Demised Premises and perform such covenants, the cost thereof, at the sole option of Lessor, to be charged to Lessee as additional and delinquent rent.

(e)                                  Waiver of Subrogation.    Lessor and Lessee hereby agree that all insurance policies which each of them shall carry to insure the Demised Premises and the contents therein against casualty loss, and all liability policies which they shall carry pertaining to the use and occupancy of the Demised Premises shall contain waivers of the right of subrogation against Lessor and Lessee herein, their heirs, administrators, successors, and assigns.

16.                               Remedies of Lessor.

If the Lessee

(a)                                  Does not pay in full when due any and all installments of rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Lessee, or

(b)                                 Violates or fails to perform or otherwise breaks any covenant or agreement herein contained or:

(c)                                  Vacates the Demised Premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied the Lessor in full for all rent and other charges then due or that may thereafter become due until the expiration of the then current term, above mentioned; or

(d)                                 Becomes insolvent, or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against Lessee or a complaint in equity or other proceedings for the appointment of a receiver for Lessee is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Lessee, or if the real or personal property of Lessee shall be levied upon or be sold, or if for any other reason Lessor shall, in good faith, believe that Lessee’s ability to comply with the covenants of this lease, including the prompt payment of rent hereunder, is or may become impaired,

Lessor agrees to provide Lessee with notice of such default, as described in (a) - (d) above, and provide Lessee with 14 days to cure such default. With respect to a non-monetary default, if Lessee, proceeding diligently and expeditiously, can not cure the default within such 14 day period, Lessee agrees to extend the cure period for so long as it shall require Lessee in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of 60 days. Thereafter:

(1) The whole balance of rent and other charges, payments, costs, and expenses herein agreed to be paid by Lessee, or any part thereof, and also all costs and officer’s commissions including watchmen’s wages shall be taken to be due and payable and in arrears as if by the terms and provisions of this Lease said balance of rent and other charges, payment, taxes, costs and expenses were on that date, payable in advance.  Further, if this Lease or any part thereof is assigned, or if the Demised Premises, or any part thereof is sub-let,

Lessee hereby irrevocably constitutes and appoints Lessor as Lessee’s agent to collect the rents due from such assignee or sub-lessee and apply the same to the rent due hereunder without in any way affecting Lessee’s obligation to pay any unpaid balance of rent due hereunder; or

(2) At the option of Lessor, this Lease and the terms hereby created shall determine and become absolutely void without any right on the part of Lessee to reinstate this Lease by payment of any sum due or by other performance of any condition, term, or covenant broken; whereupon, Lessor shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this lease, less the fair rental value of the said Demised Premises for the remainder of the lease term.

17.                               Further Remedies of Lessor.

In the event of any default as above set forth, and after the expiration of any applicable cure period, Lessor, or anyone acting on Lessor’s behalf, at Lessor’s option:

(a)                                  May let said Demised Premises or any part or parts thereof to such person or persons as may, in Lessor’s discretion be best; and Lessee shall be liable for any loss of rent for the balance of the then current term. Any such re-entry or re-letting by Lessor under the terms hereof shall be without prejudice to Lessor’s claim for actual damages, and shall under no circumstances, release Lessee from liability for such damages arising out of the breach of any of the covenants, terms, and conditions of this lease.

(b)                                 May have and exercise any and all other rights and/or remedies, granted or allowed Lessors by any existing or future Statute, Act of Assembly, or other law of the state in cases where a Lessor seeks to enforce rights arising under a lease agreement against a Lessee who has defaulted or otherwise breached the terms of such lease agreement; subject, however, to all the rights granted or created by any such Statute, Act of Assembly, or other law of this state existing for the protection and benefit of Lessees; and

(c)                                  May have and exercise any and all other rights and remedies contained in this lease agreements, including the rights and remedies provided by Section 18 and 19 hereof.

18.                               Confession of Judgment for Money.

Lessee covenants and agrees that if the rent and/or any charges reserved in this lease as rent (including all accelerations of rent permissible under the provisions of this lease) shall remain unpaid fourteen (14) days after written notice from Lessor to Lessee that said amount is delinquent, then and in that event, Lessor may cause judgment to be entered against Lessee, and for that purpose Lessee hereby authorizes and empowers Lessor or any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for and confess judgment against Lessee and agrees that Lessor may commence an action pursuant to Pennsylvania Rules of Civil Procedure No. 2950 et. seq. for the recovery from Lessee of all rent hereunder including all accelerations of rent permissible under the provisions of this lease) and/or for all charges reserved hereunder as rent, as well as for interests and costs and Attorney’s commission, for which authorization to confess judgment, this lease, or a true and correct copy thereof, shall be sufficient warrant. Such judgment may be confessed against Lessee for the amount of rent in arrears (including all accelerations of rent permissible under the provisions of this lease) and/or for all charges reserved hereunder as rent, as well as for interest and costs; together with an attorney’s commission of five percent (5%) of the full amount of Lessor’s claim against Lessee. Neither the right to institute an action pursuant to Pennsylvania Rules of civil Procedure No. 2950 et. seq. nor the authority to confess judgment granted herein shall be exhausted by one or more exercises thereof, but successive complaints may be filed and successive judgments may be entered for the aforedescribed sums five days or more after they become due as well as after the expiration of the original term and/or during or after expiration of any extension or renewal of this lease. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Lessor may recover from the Borrower shall not exceed the actual attorneys’ fees incurred by the Lessor.

19.                               Confession of Judgment for Possession of Real Property.

Lessee covenants and agrees that if this lease shall be terminated (either because of condition broken during the term of this lease or any renewal or extension thereof and/or when the term hereby created or any extension thereof shall have expired) then, and in that event, Lessor may cause a judgment in ejectment to be entered against Lessee for possession of the Demised Premises, and for that purpose Lessee hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for Lessee and confess judgment against Lessee in Ejectment for possession of the herein Demised Premises, and agrees that Lessor may commence an action pursuant to Pennsylvania Rules of Civil Procedure No. 2970 et. seq. for the entry of an order in Ejectment for the possession of real property, and Lessee further agrees that A Writ of Possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of a writ or writs of possession pursuant thereto, this lease, or a true and correct copy thereof, shall be sufficient warrant. Lessee further covenants and agrees, that if for any reason whatsoever, after said action shall have commenced the action shall be terminated and the possession of the Demised Premises hereunder shall remain in or be restored to Lessee, Lessor shall have the right upon any subsequent default or defaults, or upon the termination of this lease as above set forth to commence successive actions for possession of the Demised Premises hereunder.

20.                               Affidavit of Default.

In any procedure or action to enter judgment by Confession for Money pursuant to Section 18 hereof, or to enter Judgment by Confession in Ejectment for possession of real property pursuant to Section 19 hereof, if Lessor shall first caused to be filed in such action an affidavit or averment of the facts constituting the default or occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Lessor to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events; and if a true copy of this lease (and the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a Warrant of Attorney, any rule of court, custom, or practice to the contrary notwithstanding.

21.                               Waivers by Lessee of Errors, Right of Appeal, Stay, Exemption, Inquisition.

Lessee hereby releases to Lessor and to any and all attorneys who may appear for Lessee all errors in any procedure or action to enter Judgment by Confession by virtue of the warrants of attorney contained in this lease, and all liability therefor. Lessee further authorizes the Prothonotary or any Clerk of Court of Record to issue a Writ of Execution or other process, and further agrees that real estate may be sold on a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the Demised Premises either at the end of the term or sooner termination of this lease or for non-payment of rent or for any other reason, Lessee specifically waives the right to the three (3) months’ notice to quite and/or the fifteen (15) or thirty (30) days’ notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that five (5) days notice shall be sufficient.

22.                               Right of Assignee of Lessor.

The right to enter judgment against Lessee by confession and to enforce all of the other provisions of this lease herein provided for may at the option of any assignee of this lease, be exercised by any assignee of the Lessor’s right, title and interest in this lease in his, her, or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

23.                               Remedies Cumulative.

All of the remedies herein before given to Lessor and all rights and remedies given to it by law and equity shall be cumulative and concurrent.  No determination of this lease or the taking or recovering possession of the Demised

Premises shall deprive Lessor of any of its remedies or actions against the Lessee for rent due at the time or which, under the terms hereof would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach or covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the Demised Premises.

24.                               Condemnation.

In the event that the Demised Premises demised herein, or any part thereof, is taken or condemned for a public or quasi-public use, this lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire premises be so taken. In either event the Lessee waives all claims against the Lessor by reason of the complete or partial taking of the Demised Premises.

25.                               Permits and Licenses.

Lessee shall be responsible for obtaining all permits and licenses that may be required by applicable law for conduct of Lessee’s business at the Demised Premises and Lessee shall be responsible for the permits and licenses fees related thereto. This includes any permits and licenses which may be required for the installation of signs.

26.                               Insurance.

During the term of this lease and any extension thereof, Lessee shall keep in full force and effect a policy of Public Liability and Property Damage insurance with minimum limits of $2,000,000.00 for personal injury and property damage per occurrence and with $5,000,000.00 general aggregate liability limit (which may include so-called “umbrella policies”). The insurance carrier and the form and substance of the policy shall be to the reasonable satisfaction of the Lessor and PBP and a copy of the Certificate of Insurance shall be delivered to the Lessor and PBP. The insurance carrier shall be a responsible insurance carrier authorized to do business in the State of Pennsylvania. It shall have a policy holders rating of no less than “A” in the most current edition of Best’s Insurance Report. Said policy shall name Lessor and PBP as additional named insured, any mortgagee whose name has been provided to Lessee, and Continental Realty Co., Inc. as additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice.

27.                               Late Fees.

Lessee agrees to pay immediately to Lessor a late charge of seven (7%) percent of the gross monthly rental for rents not paid by the 5th day of the month. All rents are due on the first of each month. A charge of  $50.00 is applicable for any checks returned from the bank, for whatever reason. All other unpaid charges, taxes, assessments of any kind whatsoever shall be charged a the rate of 1½ % per month on the unpaid balance.

28.                               [INTENTIONALLY DELETED]

29.                               Use of Common Areas.

Lessee shall have the nonexclusive use, in common with Lessor, PBP, other Lessees, their guests and invitees, of the parking areas, driveways, and other facilities designed and intended as Common Area as may exist or as may be installed by Lessor during the term of this Lease Agreement, any extensions or renewals thereof. Lessee shall have the free and unhampered right of ingress and egress, in common with others, over these facilities. If the Lessee’s use of common area is abnormal, or if the Lessee misuses said common area, then the cost to correct will be borne solely by the Lessee.

30.                               Condition of Demised Premises at Lease Inception.

The Demised Premises is being leased in its “as is” condition.

31.                               Maintenance and Repairs.

Lessee shall be responsible for all maintenance and repairs except that Lessor shall be responsible for roof and structural repairs, provided Lessee or its employees or agents have not caused damage to roof or structure. Lessee is not permitted to place anything on the roof of the premise or to make any holes in the roof without first obtaining written permission from Lessor and PBP.

Lessee, Lessee’s agents, employees and representatives, shall endeavor to maintain the Demised Premises, Land and Building, in a clean and trash free manner. Further, the Demised Premises, Land and Building shall not be littered with discarded parts, goods, or abandoned property of the Lessee. Outside storage is prohibited unless written approval of Lessor and PBP is obtained.

32.                               Accessibility.

Lessee agrees that he and all occupants of the Demised Premises shall not add, remove, alter, or change any locks nor locking devices unless Lessor and PBP is notified and supplied with necessary key. Any damage resulting from inaccessibility shall be the responsibility of the Lessee. PBP, PBP’s agent, Lessor, Lessor’s agent and Lessee shall be the only parties with keys to the Demised Premise.

33.                               Emission of Fumes and Chemicals.

Lessee agrees that no noxious fumes or hazardous wastes or chemicals will be emitted from the property in the daily conduct of the Lessee’s business.

34.                               Heating and Air Conditioning Maintenance.

Lessee agrees that Lessor and PBP will employ the services of a heating and air conditioning contractor in order to service the heating and air conditioning unit at least two times per year. Lessee shall be responsible for the reasonable cost of all maintenance and repairs of said units, including replacement.

35.                               Hazardous Substances.

Lessee hereby covenants and agrees that Lessee shall:

(a)                                  Give written notice to the Lessor and PBP of any activity or operation to be conducted by the Lessee, its subtenants, licensees or concessionaires at the Demised Premises which involves the use, handling, generation, treatment, storage or disposal of any hazardous substance or waste. Such written notice shall be delivered to the Lessor and PBP at least thirty (30) days prior to the initiation of any such activity or operation and shall contain at least the following:

(I)                                    a description of such activity or operation

(II)                                a detailed description of how and where such hazardous substances or wastes will be used, handled, generated, treated, stored, disposed, or otherwise managed;

(III)                            a good-faith estimate of the maximum quantity of such hazardous substances or wastes that will be present at any one time on the Demised Premises during any calendar month.

(IV)                            a copy of any permits or licenses obtained by governing the activity or operation.

(b)                                 Comply with all present and future federal, state and local laws, codes, ordinances, regulations and permit and licenses conditions governing the discharge, emission or disposal of any pollutant in, to or from the Demised Premises, other premises or the environment and prescribing methods for storing, handling or otherwise managing hazardous substances and wastes including, but not limited to, the then-current versions of the following statutes, their state analogs, and the regulations implementing them: The Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); and the Toxic Substances Control Act (15 U.S.C. 2601 et seq.).

Lessee shall obtain all permits, licenses and approvals required under federal, state and local laws, codes, ordinances and regulations. Lessee shall give prompt written notice to the Lessor and PBP of any violation of any such law, code, ordinance or regulation by the Lessee, its subtenants, licensees or concessionaires, whether or not a citation or other notice of violation has been issued by a governmental authority, and shall take all steps necessary to remedy such violation.

(c)                                  Lessee, upon expiration or termination of this Lease, shall render to Lessor and PBP the Demised Premises in clean condition and free from the presence and contamination of any hazardous substances or wastes other than any of the same which were present at the commencement of this lease. Prior to the expiration, Lessor and PBP reserves the right to have an inspection ordered to determine compliance with applicable environmental rules and regulations and the existence or any hazardous substance or hazardous waste. All costs for said testing and inspections, if required by Lessor or PBP, shall be at the sole cost and expense of Lessee.  In the event it is determined that any hazardous substance or hazardous waste have been introduced to the property by Lessee, it’s agents, employees or invitees, then Lessee agrees to be responsible and pay for all cost associated with clean-up or removal of said hazardous waste or substance.  In the event that said clean-up or removal cannot be accomplished by the end of the term of the Lease, then the term shall be automatically extended for such period as it takes to remove or clean up the items found. During this extended term, all terms and conditions of the Lease shall be increased by the sum of ten (10%) percent over the rental in effect immediately prior to the end of the then current term.  After removal or clean-up of the items in question, a final report shall be prepared demonstrating that the premises complies with all applicable environmental rules, regulations and agencies. Said inspection, if required, shall be paid for by Lessee.

(d)                                 To the extent permissible by law, Lessee shall accept full responsibility for and protect, defend, indemnify and save harmless Lessor and PBP, their officers, agents and employees from and against any and all claims, actions, suits, losses, damages, liability and expenses of any character including, but not limited to, costs of investigation, remediation, consequential damages, including loss of rent with respect to the Demised Premises or with respect to any other portion of the (Lessor’s and PBP’s) premises, fines or penalties, and reasonable legal fees in connection with (but not limited to): loss of life, personal or bodily injury, disease, sickness, mental distress and/or damage to any property (including the loss of use resulting therefrom) or to the environment arising or resulting during or subsequent to the lease term from or out of any conduct, activity, act, omission or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance or waste at or from the Demised Premises not caused by Lessor.

36.                               Indemnifications.

Lessee will indemnify Lessor and PBP, and save Lessor and PBP, including Lessor’s and PBP’s agents, employees and the respective partners, officers, employees and agents of Lessor and PBP, harmless from and against any and all claims, actions, damages, liability and expense (including without limitation reasonable fees of attorney’s, investigators and experts) in connection with (a) loss of life, personal injury or damage to property caused to any person in or about the Demised Premises, or arising out of the occupancy or use by Lessee of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, licensees or invitees, unless such loss, injury or damage was caused by the negligence or willful misconduct of Lessor, or (b) any failure of Lessee to observe, perform or comply with any of the terms, covenants and conditions of this Lease. Without limiting the foregoing or any other waivers in favor of Lessor or PBP set forth in this Lease, Lessee will forever release and hold Lessor and PBP harmless from all claims arising out of damage to Lessee’s property unless such damage occurs as a result of Lessor’s or PBP’s negligence or willful misconduct and in no event shall Lessor or PBP be liable for damage to Lessee’s property which is or could have been insured against by Lessee under commonly available insurance policies. In case any such claim, action or proceeding for which Lessor or PBP is indemnified is brought against Lessor or, upon notice from Lessor or and at Lessee’s sole cost and expense, Lessee shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

37.          Condition of Premises When Vacated

Upon vacating Demised Premises, Lessee agrees to remove all personal items and debris, broom clean premises, and leave all mechanical equipment in working order as delivered and replace all burned out bulbs.

38.          Option to Renew

Lessee shall have the option to renew this Lease for two terms of five (5) years each commencing on the day following the end of the initial fifteen (15) year term hereof on the same terms and conditions as are in effect immediately prior to the expiration of said initial term except for adjustment of the Annual Fixed Rent Rate as hereinafter set forth provided that:

(a)           Lessee shall give Lessor and PBP written notice of its election to renew for the renewal term of at least nine(9) months prior to the expiration of the then current term; and

(b)           Lessee shall not be in default as of the date of giving of such notice of election to renew or as of the commencement date of the renewal term; and

(c)           Sinclair is not in default under the terms of the Sinclair Lease; and

(d)           The Sinclair Lease is renewed for the same length as Lessee desires and elects this Lease to be renewed; and

(e)           The rental during the renewal period shall be as follows:

	Monthly	Annual
YEAR - 16	52,588.02	631,056.28
YEAR - 17	54,165.66	649,987.97
YEAR - 18	55,790.63	669,487.61
YEAR - 19	57,464.35	689,572.24
YEAR - 20	59,188.28	710,259.40
YEAR - 21	60,963.93	731,567.19
YEAR - 22	62,792.85	753,514.20
YEAR - 23	64,676.64	776,119.63
YEAR - 24	66,616.94	799,403.22
YEAR - 25	68,615.44	823,385.31

39.          Written Notices.

All required written notices shall be sent by certified mail, return receipt requested, or by a nationally recognized overnight delivery service, to the following addresses:

PBP:	PBP-3, LP

1030 W. Germantown Pike P.O. Box 287 Fairview Village, PA 19409

With copies to:	Craig H. Fox, Esquire FOX AND FOX 706 One Montgomery Plaza Norristown, PA 19401 and Continental Realty Co., Inc. 700 W. Germantown Pike Norristown, PA 19403 Attn: Joseph Gambone, Jr.

Lessee:	Acrodyne Industries, Inc. 516 Townshipline Road Blue Bell, PA 19422

With copies to:

Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Cockeysville, MD  21030
Attn: General Counsel
             and
Stephen A. Thomas, Esquire
Thomas & Libowitz, P.A.
100 Light Street
Suite 1100
Baltimore, MD 21202-1053

Agent:	Continental Realty Co., Inc. 700 W. Germantown Pike East Norriton, PA 19403 Attention: Joseph Gambone, Jr.

With copies to:	Craig H. Fox, Esquire FOX AND FOX 706 One Montgomery Plaza Norristown, PA 19401

Sinclair:	Sinclair Broadcast Group, Inc. 10706 Beaver Dam Road Cockeysville, MD 21030 Attn: General Counsel

With copies to:	Stephen A. Thomas, Esquire Thomas & Libowitz, P.A. 100 Light Street Suite 1100 Baltimore, MD 21202-1053

Either party may change its address from time to time by providing the other party with written notice as required pursuant to this Section 39. Notice shall be effective upon the earlier of receipt or three (3) business days after being sent as set forth above.

40.          Subordination.

This agreement of Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any lease or other arrangement or right to possession, under which the Lessor is in control of the Demised Premises, to the rights of the Sinclair Lease, to the rights of the owner or owners of the Demised Premises and of the, land or buildings of which the Demised Premises are a part, to all rights of the Lessor’s Lessor and to any and all mortgages and other encumbrances now or hereafter placed upon the Demised Premises or upon the land and/or buildings containing the same.

41.          Financial Statements.

Lessee agrees from time to time upon written request from Lessor or PBP to provide current financial statements. The statement shall be delivered by Lessee to Lessor and PBP within thirty (30) days of request and shall be the most recent financial statement available to Lessee.

42.          Arbitration.

Any and all disputes arising from or under this Lease shall be submitted to binding arbitration as the exclusive forum for determination pursuant to Subchapter B of the Pennsylvania Uniform Arbitration Act (42 Pa. Cons. Stat. Ann. §73.41 et seq.) being common law arbitration. The dispute shall be determined by a panel of three arbitrators: one selected and paid for by the Lessor; one selected and paid for by the Lessee; and the third selected by the Lessor’s and the Lessee’s arbitrators and the cost split equally by the parties. A majority decision of the arbitrators shall be controlling. Notwithstanding anything to contrary contained herein, should the Lessor choose to pursue the remedy of confession of judgment for money or possession or injunctive relief, the Lessor may pursue such relief directly in any court of competent jurisdiction in the Commonwealth of Pennsylvania.

43.          Estoppel Certification.

Lessee agrees that at any time and from time to time at reasonable intervals, within five (5) business days after written request by Lessor or PBP, Lessee will execute, acknowledge and deliver to Lessor and PBP, Lessor’s or PBP’s mortgagee, or other person designate by Lessor or PBP a certificate in a form as may, from time to time, be provided, ratifying this Lease and certifying (i) that Lessee has entered into occupancy of the Demised Premises and the date of such entry if such is the case; (ii) that the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if there has been any assignment, modification, supplement or amendment, identifying the same); (iii) that this Lease represents the entire agreement between Lessor and Lessee as to the subject matter hereof; (iv) the date of commencement and expiration of the term; (v) that all conditions under this Lease to be performed by lessor have been satisfied and all required contributions by Lessor to Lessee on account of Lessee and Lessee’s improvements have been received (and if not, what conditions remain unperformed); (vi) that to the knowledge of the signer of such writing no default exists in the performance or observance of any covenant or condition in this Lease and there are no defenses or offsets against the enforcement of this Lease by Lessor (or specifying each default, defense or offset of which the signer may have knowledge): (vii) that no Minimum Rent or other rental has been paid in advance and no security has been deposited with Lessor except as set forth in this lease; (ix) the amount of Minimum Rent and other charges payable by Lessee under the Lease; (x) that Lessor has no obligation for painting, repairs or improvements to the Demised Premises; and (xi) that there are no renewal options or options to purchase or expand the Demised Premises (except as stated in this Lease). Lessee hereby irrevocably appoints Lessor its attorney-in-fact to execute such a writing in the event Lessee shall fail to do so within five (5) business days of receipt of Lessor’s request.

44.          Lease Contains All Agreements.

It is expressly understood and agreed by and between the parties hereto that this lease and the riders attached hereto and forming a part hereof set forth all the promises, agreements, conditions and understandings between Lessor or his Agent and Lessee relative to the Demised Premises, and that there are no promises, agreements, conditions or understanding, either oral or written, between them other than herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them, and approved by PBP.

45.          Heirs and Assignees.

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties; and if there shall be more than one Lessee, they shall be bound jointly and severally by the terms, covenants and agreements herein, and the word “Lessee” shall be deemed and taken to mean each and every person or party mentioned as a Lessee herein, be the same one or more; and if there shall be more than one, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words “his” and “him” wherever stated herein, shall be deemed to refer to the “Lessor” or “Lessee” whether such Lessor or Lessee be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing as aforesaid.

46.          Moving Cause.

No commission shall be paid to any party relating to this Lease Agreement.

47.          Heading No Part of Lease.

Any headings preceding the text of the several paragraphs and sub-paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this lease nor shall they affect its meaning, construction or effect.

48.          Liens.

Each party hereto shall promptly pay when due the entire cost of all work done or ordered to be done by it to the Demised Premises, and shall keep the Demises Premises free of any liens for labor or materials. Should Mechanics’, Materialmen’s or other liens be filed against the Demises Premises by reason of the acts of either party hereto, such party shall cause the lien to be cancelled and discharged of record by bond or otherwise, within thirty (30) days of receiving actual notice of such lien.

49.          Holding Over.

In the event that Lessee remains in possession of the Demised Premises after expiration of this Lease and any extensions thereof without the execution of a new lease, the Lessee shall not acquire any right, title or interest in or to the Demises Premises, and in such event, the Lessee shall occupy the Demises Premises as a Lessee from month-to-month, provided that the fixed minimum rent shall, upon thirty (30) days notice from Lessor, increase to 150% of the amount then being charged under the lease, for both Lessor and Lessee shall otherwise be subject to all of the conditions, provisions and obligations of this lease as set forth herein.

58.          Use of Demised Premises.

Lessee shall be permitted to use the Demised Premises for office, manufacturing and warehouse purchases, and such other uses as are ancillary thereto.

58.          PBP Consent.

Any provision in this Lease which requires the consent of Lessor shall also be deemed to require the consent of PBP.

59.          Additional cause of termination.

This Lease shall immediately terminate, without notice, if Sinclair defaults under the terms of the Sinclair Lease, which default is not cured within any applicable cure period.

In Witness Whereof, the parties hereto have executed these presents the day and year first above written, and intend to be legally bound thereby.

SEALED AND DELIVERED IN THE PRESENCE OF:

LESSOR:

ATTEST:	SINCLAIR BROADCAST GROUP, INC.

By: /s/ J. Duncan Smith	By: /s/ David Smith

LESSEE:

ATTEST:	ACRODYNE INDUSTRIES, INC.

By: /s/ Ronald R. Lanchoney	By: /s/ A. Robert Mancuso
Secretary	President

EXHIBIT “A”

PROVIDENCE BUSINESS CENTER SITE PLAN
JOB #993452, SHEET 1 OF 6
PREPARED BY BURSICH ASSOCIATES, INC.

DATED AUGUST 20, 1999

[SEE ATTACHMENT TO LEASE AGREEMENT BY AND
BETWEEN PBP-3, LP AND SINCLAIR BROADCAST GROUP,
INC.]

EXHIBIT “E”

BASE IMPROVEMENTS TO 16,000 SQ FT
SPACE